EXHIBIT 99.1

AMERICAN SCIENCE AND ENGINEERING, INC. (“AS&E”) ANNOUNCES FEDERAL COURT RULING ON PATENT INFRINGEMENT CASE

Judgment Represents Win for AS&E’s Patented Technology

BILLERICA, Mass. – June 15, 2009 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leading worldwide supplier of innovative x-ray detection solutions, today announced that a federal district court in Norfolk, Virginia, has issued a consent judgment holding that the 888SDZ series x-ray inspection system made by AutoClear, LLC, Control Screening, LLC, and Scan-Tech Security, L.P., of Fairfield, New Jersey, infringe AS&E’s United States Patent 5,313,511. The patent is directed to x-ray inspection systems that employ both backscatter and transmission detection to screen luggage, parcels, baggage, and other items. Under the terms of a settlement agreement, AS&E has granted the defendants a limited license under the patent commencing later this year. Other terms of the settlement agreement are confidential.

“In our industry, it is critical to encourage and reward progress in the development of technologies that promote public safety.  We are pleased that we have been successful in our enforcement of our patented technology,” said AS&E’s President and CEO, Anthony Fabiano.

AS&E was represented in the litigation by the Boston intellectual property law firm Bromberg & Sunstein LLP and by the Norfolk law firm Willcox and Savage, P.C.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:
Red Javelin Communications, Inc.
Dana Harris
978-440-8392
dana@redjavelin.com
or
American Science and Engineering, Inc.
Laura Berman
978-262-8700
lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.